EXHIBIT 99.2

MARATHON ACQUISITION CORP.

CONSENT LETTER

Relating to Warrants for Common Stock of

Marathon Acquisition Corp.

(Warrant CUSIP No. 565756111)

(Unit CUSIP No. 565756202)

The Solicitation and Information Agent is:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06702

Toll Free: 800-270-3670

The Tabulation Agent is:

Mellon Investor Services LLC

480 Washington Boulevard - 29th Floor

Jersey City, New Jersey 07310

Bank and Brokers Call: 201-680-5285

Toll Free: 888-566-9472

By Facsimile: 201-680-4687

Attention: Bryan Shea

To Confirm by Telephone: 201-680-5285

DELIVERY OF THIS CONSENT LETTER TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS CONSENT LETTER IS COMPLETED.

This Consent Letter relates to the consent solicitation (the “Consent Solicitation”) being made by Marathon Acquisition Corp., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), to Holders (as defined below) of their outstanding warrants (including warrants contained in units) (the “Warrants”), as described in the accompanying Proxy Statement/Prospectus, dated                 , 2008 (the “Statement”). The Statement and the instructions accompanying this Consent Letter should be read carefully before this Consent Letter is completed.

Capitalized terms used herein but not defined herein have the meanings given to them in the Statement. The terms and conditions of the Consent Solicitation set forth in the Statement under the caption “Consent Solicitation” are incorporated in this Consent Letter by reference and form part of the terms and conditions of this Consent Letter.

Holders of Warrants who wish to consent must deliver their properly completed and executed Consent Letter by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission to the Tabulation Agent (not to the Company) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Statement. Under no circumstances should any person tender or deliver Warrants to the Company, the Solicitation and Information Agent or the Tabulation Agent at any time.

ONLY HOLDERS (AS DEFINED BELOW) ARE ELIGIBLE TO CONSENT TO THE PROPOSED WARRANT AMENDMENT. ANY BENEFICIAL OWNER OF THE WARRANTS WHO IS NOT A HOLDER

OF SUCH WARRANTS MUST ARRANGE WITH THE PERSON WHO IS THE HOLDER TO EXECUTE AND DELIVER A CONSENT LETTER ON BEHALF OF SUCH BENEFICIAL OWNER.

Except as provided in this paragraph, “Holder” means each person, other than the Company, shown on the records of the register for the Warrants (or units which include Warrants) as a holder at 5:00 p.m., New York City time, on                 , 2008 (such date and time, the “Record Date”). As of the Record Date, other than Warrants held in physical form by the owners thereof, all Warrants are registered in the name of The Depository Trust Company (“DTC”) or its nominee. For purposes of the Consent Solicitation, DTC has granted an omnibus proxy authorizing DTC participants (“DTC Participants”) set forth in the position listing of DTC as of the Record Date to execute and deliver Consent Letters as if they were the Holders of the Warrants held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” means a holder who holds warrants in physical form or such DTC Participants as of the Record Date. Any beneficial owner of the Warrants who is not a Holder of such Warrants must arrange for the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Letter on behalf of such beneficial owner.

By execution and delivery hereof, the undersigned acknowledges receipt of the Statement. The undersigned hereby represents and warrants that the undersigned is a Holder of the Warrants indicated below as of the Record Date and has full power and authority to take the action indicated below in respect of such Warrants. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned’s Consent.

The undersigned acknowledges that the undersigned must comply with the provisions of this Consent Letter, and complete the information required herein, to validly consent to the Proposed Warrant Amendment set forth in the Statement. The undersigned further acknowledges and agrees to the following:

(1) The Company and Mellon Investor Services LLC, as successor to The Bank of New York, as warrant agent (the “Warrant Agent”), will enter into the Third Supplemental Warrant Agreement to the Warrant Agreement that will give effect to the Proposed Warrant Amendment as described in the Statement if the Company receives and accepts the Requisite Consents;

(2) This Consent will be binding on the Holders of the Warrants, on any successors to such Holders and on any transferees of the Warrants;

(3) Upon execution, the Third Supplemental Warrant Agreement will be binding on all Holders of the Warrants, on any successors to such Holders and on any transferees of the Warrants;

(4) A Consent Letter delivered as described in the Statement under the heading “The Consent Solicitation—Consent Procedures” and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Consent Solicitation; and

(5) The undersigned must Consent to the Proposed Warrant Amendment as a whole. Consents may not be given in favor of or against portions of the Proposed Warrant Amendment.

Please indicate by marking the appropriate box below whether you wish to consent to the Proposed Warrant Amendment.

CONSENT	DO NOT CONSENT
☐	☐

Unless otherwise specified in the table below, this Consent Letter relates to the total number of Warrants held of record by the undersigned at the close of business on the Record Date. If this Consent Letter relates to less than the total number of Warrants so held, the undersigned has listed the number of Warrants for which Consent is given. If the space provided below is inadequate, list the number of Warrants on a separate signed schedule and affix the list to this Consent Letter.

The undersigned authorizes the Tabulation Agent to deliver this Consent Letter to the Company as evidence of the undersigned’s actions with respect to the Proposed Warrant Amendment.

The Consents shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS AS TO WHICH CONSENTS ARE GIVEN
Consents with respect to Warrants (including warrants contained in units) (Warrant CUSIP No. 565756111) (Unit CUSIP No. 565756202)
Name and Address of Holder*	DTC Participant Number(s), if applicable**	Number of Warrants ***	Number of Warrants With Respect to Which Consents are Given**

Total Warrants Consenting
* If you hold Warrants registered in different names, separate Consent Letters must be executed and delivered covering each form of registration.
** Required information.

***  Unless otherwise indicated in the column labeled “Number of Warrants With Respect to Which Consents are Given,” the Holder will be deemed to have consented in respect of all Warrants indicated in the column labeled “Number of Warrants.”

IMPORTANT—READ CAREFULLY

This Consent Letter must be executed by a Holder or an authorized DTC Participant in exactly the same manner as its name appears on DTC’s position listing as of the Record Date. If the Warrants are held of record by two or more joint Holders, all such Holders must sign this Consent Letter. If a signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity for a Holder, such person should so indicate when signing and must submit proper evidence satisfactory to the Company of such person’s authority to so act on behalf of such Holder. If a Holder has Warrants registered in different names, separate Consent Letters must be executed and delivered covering each form of registration. Any beneficial owner of the Warrants who is not a Holder of record of such Warrants (i.e., the DTC Participant listed on DTC’s records for such Warrants) on the Record Date must arrange with the person who is the Holder (i.e., the DTC Participant) of record on the Record Date to execute and deliver this Consent Letter on behalf of such beneficial owner.

SIGN HERE*

Signature(s) of Holder(s)

Date:

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

*All information, including address, is required in order for this Consent to be valid.

INSTRUCTIONS FOR CONSENTING HOLDERS

1. No Alteration; Waiver of Notice of Acceptance. No alternative, conditional or contingent Consents will be accepted. Consenting Holders, by execution and delivery of this Consent Letter (or facsimile hereof), waive any right to receive notice of the acceptance of their Consent.

2. Inadequate Space. If the space provided above to list the numbers and certificate numbers of the Warrants is inadequate, such information should be listed on a separate schedule affixed to this Consent Letter.

3. Delivery of this Consent Letter. Upon the terms and subject to the conditions set forth herein and in the Statement, a properly completed and duly executed copy of this Consent Letter and any other documents required by this Consent Letter must be received by the Tabulation Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Time (as defined below) (provided that the executed original of each document sent by facsimile transmission on or prior to the Expiration Time must be received by the Tabulation Agent at its address prior to 5:00 p.m., New York City time, on the third business day following the Expiration Time). The method of delivery of this Consent Letter and all other required documents to the Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Letter should be sent to any person other than the Tabulation Agent.

Only Holders or the DTC Participants holding the Warrants of record as of the Record Date in DTC may execute and deliver Consents. Any beneficial owner of Warrants who was not a Holder of such Warrants on the Record Date (e.g., if such securities are held in the name of DTC for the account of the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution as DTC Participant or if ownership of the Warrants has been transferred after the Record Date) must arrange with the person who was the Holder on the Record Date to execute and deliver this Consent Letter on behalf of such beneficial owner.

4. Expiration Time. The Consent Solicitation expires at 5:00 p.m., New York City time, on , 2008, unless the Company, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Expiration Time” shall mean the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Time, the Company will notify the Tabulation Agent in writing or orally (promptly confirmed in writing) of any extension and will make a public announcement thereof, each not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. The Company may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of the Warrants to learn of such public announcement will not affect the extension of the Consent Solicitation.

5. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) will be resolved by the Company whose determination will be binding. The Company reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any irregularities in connection with deliveries which the Company may require to be cured within such time as the Company determines. None of the Company, the Solicitation and Information Agent or the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Letters will not be deemed to have been made until such irregularities have been cured or waived. The Company’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Letter and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be final and binding on all parties.

6. Holders Entitled to Consent. Only a Holder as defined herein (or its representative or attorney-in-fact) may execute and deliver a Consent Letter. For purposes of the Consent Solicitation, the term “Holder” means a holder who holds Warrants in physical form as of the Record Date or a DTC Participant through which a beneficial owner’s Warrants are held of record as of the Record Date in DTC. Any beneficial owner of the

Warrants who was not the Holder thereof on the Record Date (e.g., if such securities are held in the name of DTC for the account of the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution as DTC Participant or if ownership of the Warrants has been transferred after the Record Date) must arrange with such Holder(s) on the Record Date to execute and deliver this Consent Letter to the Tabulation Agent. All properly completed and executed Consent Letters received prior to the Expiration Time will be counted, notwithstanding any transfer of the Warrants to which such Consent Letter relates or change in the DTC Participant holding such Warrants in DTC.

7. Signatures on this Consent Letter. This Consent Letter must be signed by the Holder(s) on the Record Date of the Warrants with respect to which this Consent is given, and the signature(s) of such Holder(s) must correspond with the name(s) as set forth in DTC’s position listing on the Record Date without alteration, enlargement or any change whatsoever.

If any of the Warrants with respect to which this Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent Letter. If any Warrants with respect to which this Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent Letter and any necessary accompanying documents as there are different Holders.

If this Consent Letter is signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity for a Holder, such persons should indicate such fact when signing, and, unless waived by the Company, evidence satisfactory to the Company of its authority to so act on behalf of such Holder must be submitted with this Consent Letter.

8. Extension of Consent Solicitation. If the Company makes a material change in the terms of the Consent Solicitation, the Company will disseminate additional Consent Solicitation materials that revise the terms of the Consent Solicitation and extend the Expiration Time to allow Holders to consent to the revised Consent Solicitation.

9. Waiver of Conditions. The Company reserves the absolute right, subject to applicable law, at any time prior to execution and delivery of the Third Supplemental Warrant Agreement to amend, waive or modify the terms and conditions of the Consent Solicitation.

10. Termination. The Company reserves the right, in its sole discretion, subject to applicable law, to terminate any of the terms of the Consent Solicitation at any time on or prior to the Expiration Time and for any reason. In the event the Consent Solicitation is abandoned or terminated prior to execution and delivery of the Third Supplemental Warrant Agreement or for any other reason the Third Supplemental Warrant Agreement is not executed and delivered, any Consents given with respect to the Consent Solicitation will be voided.

11. Questions and Requests for Assistance and Additional Copies. Any questions or requests for assistance may be directed to the Secretary of the Company (telephone no. (212) 993-1670). Requests for additional copies of the Statement, this Consent Letter or other related documents should be directed to the Solicitation and Information Agent at the address and telephone and facsimile number below:

The Solicitation and Information Agent for the Consent Solicitation is:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06702

Toll Free: 800-270-3670